   As filed with the Securities and Exchange Commission on February 6, 1997
                                                    Registration No. 333-

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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                    --------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                    --------------

                               FIRST BANK SYSTEM, INC.
                (Exact name of registrant as specified in its charter)

         Delaware                                       41-0255900
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

         First Bank Place
      601 Second Avenue South
       Minneapolis, Minnesota                         55402-4302
(Address of Principal Executive Offices)              (Zip Code)

                                  FIRST BANK SYSTEM
                              CAPITAL ACCUMULATION PLAN
                               (Full title of the plan)

         Lee R. Mitau, Esq.
       First Bank System, Inc.         Copy to:  Patrick F. Courtemanche, Esq.
         First Bank Place                       Dorsey & Whitney LLP
       601 Second Avenue South                  Pillsbury Center South
   Minneapolis, Minnesota  55402-4302           220 South Sixth Street
(Name and address of agent for service)    Minneapolis, Minnesota  55402-1498

                                    (612) 973-1111
            (Telephone number, including area code, of agent for service)

                                    --------------


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                           CALCULATION OF REGISTRATION FEE


                                               Proposed maximum    Proposed maximum        Amount of
Title of securities to be      Amount to be   offering price per  aggregate offering     registration
      registered                registered          share(1)           price (1)              fee
-----------------------------------------------------------------------------------------------------
Common Stock, $1.25 par value     2,500,000         $74.50           $186,250,000           $56,440
                                                     ----              ---------            ---------

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--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on January 30, 1997

    Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests in the First Bank System Capital Accumulation Plan to be offered and sold pursuant to such plan.

                                       PART II.
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that have been filed by First Bank System, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         (b) the Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1996, June 30, 1996 and September 30, 1996;

         (c) the Company's Current Reports on Form 8-K filed January 9, 1996, January 19, 1996 and January 29, 1996;

         (d) the Annual Report on Form 11-K for the Company's Capital Accumulation Plan for the fiscal year ended December 31, 1995;

         (e) the description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993 and that Form 8-A/A-2 dated October 6, 1994, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

         All documents filed by the Company or by the Company's Capital Accumulation Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

         Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction for which the directors derived an improper personal benefit.

         The Bylaws of the Company provide that the officers and directors of the Company and certain officers shall be indemnified to the full extent permitted by the Delaware General Corporation Law, as amended from time to time. Expenses incurred by officers and directors in defending actions, suits, or proceedings may be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

         The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS

    Exhibit Number                     Description
    --------------                     -----------
          5.1                Copy of Internal Revenue Service
                             Determination Letter

         23.1                Consent of Ernst & Young LLP

         24.1                Power of Attorney.

ITEM 9.       UNDERTAKINGS.

    A.   POST-EFFECTIVE AMENDMENTS.

         The undersigned issuer hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.   CLAIMS FOR INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 6, 1997.

                                       FIRST BANK SYSTEM, INC.


                                       By /s/ John F. Grundhofer
                                         -------------------------------------
                                            John F. Grundhofer
                                            Chairman of the Board, President
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

    Name                               Title                       Date
    ----                               -----                       ----
/s/ John F. Grundhofer       Chairman, President, Chief       February 6, 1997
-------------------------    Executive Officer and Director
John F. Grundhofer           (principal executive officer)

/s/ Susan E. Lester          Executive Vice President and     February 6, 1997
-------------------------    Chief Financial Officer
Susan E. Lester              (principal financial officer)

/s/ David J. Parrin          Senior Vice President and        February 6, 1997
-------------------------    Controller (principal
David J. Parrin              accounting officer)

          *                  Director                         February 6, 1997
-------------------------
Arthur D. Collins, Jr.

          *                  Director                         February 6, 1997
-------------------------
Peter H. Coors

          *                  Director                         February 6, 1997
-------------------------
Roger L. Hale

          *                  Director                         February 6, 1997
-------------------------
Delbert W. Johnson

          *                  Director                         February 6, 1997
-------------------------
Norman M. Jones

          *                  Director                         February 6, 1997
-------------------------
Richard L. Knowlton

          *                  Director                         February 6, 1997
-------------------------
Jerry W. Levin

    Name                               Title                       Date
    ----                               -----                       ----

          *                  Director                         February 6, 1997
-------------------------
Kenneth A. Macke

                             Director
-------------------------
Marilyn C. Nelson

          *                  Director                         February 6, 1997
-------------------------
Edward J. Phillips

                             Director
-------------------------
James J. Renier

          *                  Director                         February 6, 1997
-------------------------
S. Walter Richey

          *                  Director                         February 6, 1997
-------------------------
Richard L. Robinson

          *                  Director                         February 6, 1997
-------------------------
Richard L. Schall

          *                  Director                         February 6, 1997
-------------------------
Walter Scott, Jr.


*By /s/ David J. Parrin
    --------------------------
David J. Parrin
Pro se and as Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on the 6th day of February, 1997.

                                  FIRST BANK SYSTEM, INC.
                                  CAPITAL ACCUMULATION PLAN


                                  By:  First Bank System Capital Accumulation
                                       Plan Benefit Administration Committee


                                  By: /s/ Joseph O. Weissenborn
                                  --------------------------------------------
                                  Joseph O. Weissenborn
                                  Benefit Administration Committee Member

                                    EXHIBIT INDEX


Exhibit Number               Description                        Page
--------------               -----------                        ----
   5.1             Copy of Internal Revenue Service
                   Determination Letter

  23.1             Consent of Ernst & Young LLP

  24.1             Power of Attorney.